Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-150452) on Form S-8 of Lightning Gaming, Inc. of our report dated March 30, 2012, relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Lightning Gaming, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP
Blue Bell, Pennsylvania
March 30, 2012